Exhibit 99.2

cognizant

Q3 2022

> Revenue and bookings were below our expectations as company specific fulfillment challenges were compounded by the impact of an uncertain macroeconomic backdrop. We are confident the steps we are taking will return the company to accelerated growth over the medium to long term.
>
> **Brian Humphries | Chief Executive Officer**

Revenue

$4.9 billion

Reported YoY ↑ 2.4%

Constant Currency YoY ↑ 5.6%

Digital revenue up ~7% year-over-year, or ~11% in constant currency, and represents 51% of total revenue

GAAP and Adjusted Operating Margin | 16.4%
Up 100 and 60 basis points YoY, respectively

GAAP EPS | $1.22
Up 18% YoY

Adjusted Diluted EPS | $1.17
Up 10% YoY

Cash Flow	Cash Flow From Operations	Free Cash Flow
	$1,032M	$953M

Capital Return	Q3 2022 Dividend	Q3 2022 Share Repurchases
	$141M $0.27/share	$315M

Revenue by Geography

($ In billions)

Reported YoY | Constant Currency YoY



Rest of World
↑ 2.3% ↑ 9.3%
$0.4
Europe
↓ 3.3% ↑ 10.3%
$0.9
North America
↑ 3.9% ↑ 4.0%
$3.6

Revenue by Segment

($ In billions)

Reported YoY | Constant Currency YoY



Communications, Media & Technology
↑ 6.0% ↑ 10.4%
$0.8
Products & Resources
↑ 3.7% ↑ 8.2%
$1.2
Financial Services
↓ 1.5% ↑ 1.6%
$1.5
Health Sciences
↑ 3.8% ↑ 5.5%
$1.4

Employee Metrics

Total Employees	349,400	+8,100 QoQ +31,000 YoY
Voluntary Annualized Attrition		29%
Voluntary Trailing 12-Month Attrition		29%

Acquisitions Announced

COMPANY	DIGITAL BATTLEGROUND
The professional services and application management practices of onesource VIRTUAL	Cloud

Q3 2022 year-over-year revenue growth reflects the negative impact from the sale of the Samlink subsidiary. For more information on the impact from the sale of the Samlink subsidiary, digital revenue and for non-GAAP financial reconciliations refer to Cognizant's 2022 third quarter earnings release issued on November 2, 2022, which accompanies this presentation and is available at investors.cognizant.com.